EXHIBIT 99.1

                            GRANT PARK FUTURES FUND

[LOGO]

             WEEKLY COMMENTARY FOR THE WEEK ENDED JANUARY 21, 2005


                   GRANT PARK WEEKLY PERFORMANCE STATISTICS *
                                     1/21/05

                        WEEKLY ROR           MTD ROR          YTD ROR

CLASS A UNITS             -1.18%              -7.12%           -7.12%
CLASS B UNITS             -1.20%              -7.17%           -7.17%
* Subject to independent verification

The Fund experienced losses over the past week. Positions in stock indices were responsible for the majority of losses while additional losses were also a result of positions in the fixed income sector. Gains came mainly from positions in the agricultural/soft commodity sector.

Long positions in stock indices incurred losses as share prices in the U.S. fell amid worries over rising energy prices, higher interest rates and lower consumer confidence. The NASDAQ-100 index contract at the Chicago Mercantile Exchange fell 53 points for the week while the mini Dow Jones contract on the Chicago Board of Trade closed down 154 points. Analysts said that the drop in prices could partly be attributed to investor's fears that the recent spike in energy prices would hamper stocks in the coming year. They also noted that worries over how aggressively the Federal Reserve would act to combat any inflation (by raising interest rates) also caused buyers to stay away from the equity markets. Weighing further on share prices was the news on Friday that the University of Michigan's release of January consumer confidence showed that the index fell to 95.8, down from 97.1 in December. Economists had expected the index to come in at 97.4. Long positions in the S&P Composite Index lost ground as the contract fell 15.20 points for the week. Longs in the overseas markets also incurred setbacks. The Tokyo Nikkei, Australian All Ordinaries and London FTSE-100 all closed lower as did the IBEX in Madrid.

Short positions in some shorter-dated financial instruments resulted in losses. The December Eurodollar contract on the Chicago Mercantile Exchange rallied 12 basis points by Friday's close as the aforementioned consumer confidence report caused investors to buy the "short-end" of the financial markets. Prices were also higher on news that factory activity in the Philadelphia region grew at its slowest pace in eighteen months during January. The Philadelphia Federal Reserve Bank announced that its manufacturing index fell to 13.2, considerably lower than the 25.4 level that had been reported in December. Economists had expected the index to come in only slightly below the December number. Overseas positions also recorded losses. Shorts in the Australian 90-day bill June contract lost ground as it settled higher for the week. Longs in the Aussie Ten-year bond also sustained setbacks as prices for the longer-dated issue fell over the week. Prices for British short-sterling fell in London, additionally hurting long positions there as well.

Long positions in the coffee market provided positive returns. The March contract in New York rallied 3.15 cents to settle the week at $1.0325 per pound. Analysts said that tightening coffee stocks and a lack of any new supply combined to push prices higher. Short positions in the agricultural markets also reported gains. March


              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
          THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                          OFFERING BY PROSPECTUS ONLY


                                                (312) 756-4450 o (800) 217-7955
Dearborn Capital Management, LLC                           o FAX (312) 756-4452
550 West Jackson Blvd, Suite 1300,          Performance Hotline: (866) 516-1574
Chicago, IL 60661                              website: www.dearborncapital.com
                                              e-mail: funds@dearborncapital.com
soybeans fell 2.75 cents while the May contract closed 6.75 cents lower than last week's close. Corn fell a quarter-of-a-cent.

In other sectors, small gains were recorded from positions in the energy and metals markets. Positions in the foreign currency sector sustained limited losses.












































              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
          THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                          OFFERING BY PROSPECTUS ONLY


                                                (312) 756-4450 o (800) 217-7955
Dearborn Capital Management, LLC                           o FAX (312) 756-4452
550 West Jackson Blvd, Suite 1300,          Performance Hotline: (866) 516-1574
Chicago, IL 60661                              website: www.dearborncapital.com
                                              e-mail: funds@dearborncapital.com